UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 9, 2008

GREEN BUILDERS, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	001-33408 (Commission File Number)	76-0547762 (IRS Employer Identification Number)

8121 Bee Caves Road Austin, Texas 78746 (Address of principal executive offices)

(512) 732-0932 (Registrant’s telephone number, including area code)

N/A
(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 3.01 – Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)           On September 3, 2008, Green Builders, Inc. (“Green Builders”) notified The American Stock Exchange LLC (“AMEX”) that as a result of Barry Williamson’s resignation as a director of Green Builders on August 27, 2008 and Christopher Ney’s resignation as directors of Green Builders on September 3, 2008, and the resulting vacancies on the Audit Committee of the Board of Directors of Green Builders (the “Audit Committee”), the Audit Committee does not consist of two independent directors as required by Section 803(B)(2)(c) of the AMEX Company Guide (the “Company Guide”). As a result, Green Builders has not been in compliance with Section 803(B)(2)(c) of the Company Guide since September 3, 2008.

On September 9, 2008, Green Builders received notice from the staff of AMEX (the “Staff”) that Green Builders is not in compliance with the reporting requirements for continued listing on AMEX set forth in Section 803(B)(2)(c) of the Company Guide due to Green Builders’ failure to have an audit committee comprised of at least two independent directors. In its notice, AMEX advised Green Builders that Green Builders has until the earlier of next annual shareholders’ meeting or September 3, 2009 to regain compliance with the AMEX requirements. AMEX further advised Green Builders that in setting the deadline for compliance with the AMEX requirements, AMEX determined not to apply, at this time, the continued listing evaluation and follow-up procedures specified in Section 1009 of the Company Guide.  Because Green Builders currently is not in compliance with the AMEX continued listing standards, however, the notice constitutes a warning letter pursuant to Section 1009(a)(i) of the Company Guide and notice of failure to satisfy a continued listing standard.

In its notice, AMEX also advised Green Builders that if Green Builders fails to regain compliance with Section 803(B)(2)(c) of the Company Guide on or before the earlier of next annual shareholders’ meeting or September 3, 2009, or the occurrence any subsequent failure to comply with any other continued listing requirements will result in the Staff assessing Green Builders’ continued listing eligibility including, as appropriate, the application of the continued listing evaluation and follow-up procedures specified in Section 1009 of the Company Guide and/or initiation of delisting proceedings.

Green Builders intends to promptly take all necessary actions to regain compliance with the AMEX continued listing standards within the time frame noted above.

On September 12, 2008, Green Builders issued a press release disclosing the receipt of the AMEX warning letter and notice of failure to satisfy a continued listing standard, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1 - Press Release dated September 15, 2008

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN BUILDERS, INC.

Dated: September 15, 2008	By:	/s/ Clark Wilson
Clark Wilson
President and Chief Executive Officer